Exhibit 99.1

UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000 umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Kelli Christman: 816.860.5088

Investor Relations Contact: Abby Wendel: 816.860.1685

UMB Financial Corporation Reports Second Quarter 2014 Earnings of $34.7 million, or $0.76 per Diluted Share

Selected second quarter financial highlights:

•	Average net loans for the three months ended June 30, 2014 increased 12.0 percent to $6.9 billion compared to the three months ended June 30, 2013; marks the 17th consecutive quarter of loan growth

•	Nonperforming loans decreased to 0.39 percent of loans as of June 30, 2014, from 0.40 percent of loans as of June 30, 2013

•	Noninterest income increased 18.0 percent from the second quarter of 2013 to $134.0 million; represents 60.9 percent of total revenue

•	Total company assets under management stood at a record $43.7 billion, an increase of 21.9 percent compared to the second quarter of 2013

•	Tier 1 capital ratio remains strong at 13.81 percent

KANSAS CITY, Mo. (July 22, 2014) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced earnings for the three months ended June 30, 2014 of $34.7 million or $0.77 per share ($0.76 diluted). This is an increase of $4.7 million, or 15.8 percent, compared to second quarter 2013 earnings of $29.9 million or $0.75 per share ($0.74 diluted). Earnings for the six months ended June 30, 2014, were $58.1 million or $1.30 per share ($1.28 diluted). This is a decrease of $6.8 million, or 10.5 percent, compared to the prior year-to-date earnings of $64.9 million or $1.62 per share ($1.61 diluted).

“As our second quarter results demonstrate, the strength of our business model relies on diverse revenue sources, high quality credit, a strong balance sheet and low-cost funding,” said Mariner Kemper, Chairman and Chief Executive Officer. “Total company assets under management reached a record high this quarter at $43.7 billion. Compared to the same period a year ago, AUM increased 21.9 percent, and over the past five years increased 34.1 percent on a compound annual growth rate basis. Loan growth continues to be a driving force behind our success with average net loans increasing 12.0 percent during the second quarter of 2014, as compared to the second quarter of 2013. This was our 17th consecutive quarter of loan growth. Finally, noninterest income increased 18.0 percent, compared to the second quarter 2013, led by revenue growth in our investment management and asset servicing businesses. Diverse revenue, loan growth, total cost of funds at 10 basis points, and excellent credit quality demonstrate that our business model continues to serve us well.”

Net Interest Income and Margin

Net interest income for the second quarter of 2014 increased $3.8 million, or 4.7 percent, compared to the same period in 2013. Average earning assets increased by $749.3 million, or 5.4 percent, compared to the second quarter of 2013. This increase was due to a $739.0 million, or 12.0 percent, increase in average loans. Net interest margin decreased three basis points to 2.53 percent for the three months ended June 30, 2014, compared to the same quarter in 2013.

Noninterest Income and Expense

Noninterest income increased $20.4 million, or 18.0 percent, for the three months ended June 30, 2014, compared to the same period in 2013. This increase is attributable to increased trust and securities processing income of $9.9 million, or 15.6 percent, for the three months ended June 30, 2014, compared to the same period in 2013. The increase in trust and securities processing income was primarily due to a $3.7 million, or 18.9 percent, increase in fees related to institutional and personal investment management services, a $3.1 million, or 16.3 percent, increase in fund administration and custody services, and a $2.2 million, or 10.0 percent increase, in advisory fee income from the Scout Funds. Equity earnings on alternative investments increased $3.5 million due to unrealized gains on Prairie Capital Management (“PCM”) equity method investments for the three months ended June 30, 2014, compared to the same period in 2013. Other noninterest income increased $4.5 million primarily driven by a gain on the sale of a branch property of $2.8 million and increased fair value adjustments on interest rate swap transactions of $0.8 million compared to the same period in 2013.

Noninterest expense increased $16.2 million, or 10.8 percent, for the three months ended June 30, 2014, compared to the same period in 2013. This increase is driven by higher salary and benefits expense of $6.0 million, or 7.1 percent, an increase in the contingency reserve of $5.3 million, an increase in equipment expense of $1.0 million, and an increase in other noninterest expense of $2.1 million. The increase in salary and benefits is due to increases in salaries and wages of $2.5 million, or 4.7 percent, a $1.2 million, or 6.7 percent, increase in commissions and bonuses, and a $2.3 million, or 17.4 percent, increase in employee benefits expense. The increase of $2.1 million in other noninterest expense is due to a $0.8 million increase in fair value adjustments on contingent consideration liabilities and a $0.6 million increase in fair value adjustments on interest rate swap transactions. On June 30, 2014, the Company entered into a settlement agreement to resolve objections to its calculation of the earn-out amount owed to the sellers of PCM and a related incentive bonus calculation for the employees of PCM. As of June 30, 2014, an additional $5.3 million of contingency reserve expense was recorded during the second quarter of 2014 for a total estimated settlement liability of $20.3 million.

“Our fee-based businesses continue to perform well, resulting in noninterest income at 60.9 percent of our total revenue,” said Peter deSilva, President and Chief Operating Officer. “Trust and securities processing revenue increased 15.6 percent to $73.4 million compared to the second quarter 2013. Scout Investments – our institutional investment management segment – delivered nearly half of the increase with 16.6 percent growth in noninterest income year-over-year. Revenue from our asset servicing business increased 17.7 percent compared to the second quarter 2013. Assets under management within the bank are now more than $11 billion – also a record – and asset management-related revenue within the bank increased 14.2 percent. Within our payment solutions segment, healthcare deposits increased 36.4 percent compared to the prior year and healthcare and flexible spending accounts increased more than 45 percent year-over-year to 4.6 million total accounts.”

Balance Sheet

Average total assets for the three months ended June 30, 2014, were $15.6 billion compared to $14.9 billion for the same period in 2013, an increase of $0.7 billion, or 5.0 percent. Average earning assets increased by $0.7 billion for the period, or 5.4 percent.

Average loan balances for the three months ended June 30, 2014, increased $739.0 million, or 12.0 percent, to $6.9 billion compared to the same period in 2013. Actual loan balances on June 30, 2014, were $6.9 billion, an increase of $0.6 billion, or 9.2 percent, compared to June 30, 2013. This increase was primarily driven by an increase in commercial loans of $207.5 million, or 6.2 percent, a $160.2 million, or 10.2 percent, increase in commercial real estate loans, and a $124.7 million, or 116.4 percent, increase in construction loans. Nonperforming loans increased to $27.2 million on June 30, 2014, from $25.5 million on June 30, 2013. As a percentage of loans, nonperforming loans decreased to 0.39 percent as of June 30, 2014, compared to 0.40 percent on June 30, 2013. Nonperforming loans are defined as nonaccrual loans and restructured loans. The company’s allowance for loan losses totaled $76.8 million, or 1.11 percent of loans, as of June 30, 2014, compared to $71.6 million, or 1.13 percent of loans, as of June 30, 2013.

For the three months ended June 30, 2014, average securities, including trading securities, totaled $7.0 billion. This is a decrease of $180.4 million, or 2.5 percent, from the same period in 2013.

Average total deposits increased $0.7 billion, or 6.0 percent, to $12.3 billion for the three months ended June 30, 2014, compared to the same period in 2013. Average noninterest-bearing demand deposits increased $516.7 million, or 11.2 percent, compared to 2013. Average interest-bearing deposits increased by $183.2 million, or 2.6 percent, in 2014 as compared to 2013. Total deposits as of June 30, 2014, were $12.2 billion, compared to $11.7 billion as of June 30, 2013, a 3.8 percent increase. Also, as of June 30, 2014, noninterest-bearing demand deposits were 44.4 percent of total deposits.

As of June 30, 2014, UMB had total shareholders’ equity of $1.6 billion, an increase of 30.6 percent as compared to the same period in 2013. This increase is primarily attributable to the common stock issuance the company completed in September 2013.

“True to our strategy to rotate out of the investment portfolio and into loans, the increase in interest income in the second quarter came from loan volume and changes to the earning asset mix,” said Brian Walker, Chief Financial Officer. “The average balance of the investment portfolio decreased 2.1 percent year-over-year. Our bias toward shortening the duration of the portfolio, combined with the strategy to rotate into loans further demonstrates our balanced approach toward asset sensitivity while guarding against a continued, sustained low interest rate environment. We believe we are well positioned to benefit in a rising rate environment.”

Year-to-Date

Earnings for the six months ended June 30, 2014, were $58.1 million or $1.30 per share ($1.28 diluted). This is a decrease of $6.8 million, or 10.5 percent, compared to the prior year-to-date earnings of $64.9 million or $1.62 per share ($1.61 diluted).

Net interest income for the six months ended June 30, 2014, increased $9.8 million, or 6.1 percent, compared to the same period in 2013. Net interest margin decreased to 2.45 percent for the six months ended June 30, 2014, as compared to 2.53 percent for the same period in 2013.

Noninterest income increased $22.4 million, or 9.5 percent, to $257.0 million for the six months ended June 30, 2014, as compared to the same period in 2013. The increase in noninterest income is primarily driven by increased trust and securities processing income of $19.1 million, or 15.2 percent. The increase in trust and securities processing income was primarily due to a $6.7 million, or 17.2 percent, increase in fees related to institutional and personal investment management services, a $6.5 million, or 15.0 percent, increase in advisory fee income from the Scout Funds, and a $4.5 million, or 11.6 percent, increase in fund administration and custody services. Additional increases in noninterest income include a $6.0 million increase in equity earnings on alternative investments due to unrealized gains on PCM equity method investments and a $4.1 million, or 69.0 percent increase in other noninterest income. The increase in other noninterest income is driven by $2.8 million gain on the sale of a branch property and a $1.4 million increase in fair value adjustments on interest rate swap transactions during the first six months of 2014 compared to the same period in 2013. These increases were offset by a decrease in trading and investment banking income of $1.8 million and a decrease in gains on securities available for sale of $3.4 million in the first six months of 2014 compared to the same period in 2013.

Noninterest expense increased $38.1 million, or 12.7 percent, for the six months ended June 30, 2014, compared to the same period in 2013. This increase is driven by an increase in salary and employee benefit expense of $11.1 million, or 6.7 percent, and a $20.3 million increase in the contingency reserve. As noted above, $20.3 million of contingency reserve has been recognized in 2014 in conjunction with the settlement agreement entered into on June 30, 2014, to resolve the PCM dispute. Of this amount $15.0 million was recognized in the first quarter of 2014 and $5.3 million was recognized in the second quarter of 2014.

Dividend Declaration

The Board of Directors declared during the company’s quarterly board meeting a $0.225 quarterly cash dividend, payable on October 1, 2014, to shareholders of record at the close of business on September 10, 2014.

Conference Call

The company plans to host a conference call to discuss its 2014 second quarter earnings results on July 23, 2014, at 9:30 a.m. (CDT).

Interested parties may access the call by dialing (toll-free) 800-524-8950 or (U.S.) 416-260-0113. The live call can also be accessed by visiting the investor relations area of umbfinancial.com or by using the following the link:

http://event.on24.com/r.htm?e=816187&s=1&k=2C36A678B70F9F90A5C30FBBFC76E890

A replay of the conference call may be heard until August 8, 2014, by calling (toll-free) 888-203-1112 or (U.S.) 719-457-0820. The replay pass code required for playback is conference identification number 5599321. The call replay may also be accessed via the company’s website umb.com by visiting the investor relations area.

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2013, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the SEC. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umb.com, umbfinancial.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation
(unaudited, dollars in thousands)

	June 30,
	2014	2013
Assets
Loans	$6,920,683	$6,338,921
Allowance for loan losses	(76,802)	(71,647)

Net loans	6,843,881	6,267,274

Loans held for sale	3,156	6,693
Investment securities:
Available for sale	6,700,623	6,944,358
Held to maturity	238,799	160,328
Trading securities	26,484	47,996
Federal Reserve Bank Stock and other	67,527	25,955

Total investment securities	7,033,433	7,178,637

Federal funds and resell agreements	82,652	66,973
Interest-bearing due from banks	255,453	607,470
Cash and due from banks	639,878	415,489
Bank premises and equipment, net	250,655	246,300
Accrued income	73,805	71,817
Goodwill	209,758	209,758
Other intangibles	49,888	61,994
Other assets	120,131	120,812

Total assets	$15,562,690	$15,253,217

Liabilities
Deposits:
Noninterest-bearing demand	$5,399,733	$4,887,643
Interest-bearing demand and savings	5,754,573	5,801,388
Time deposits under $100,000	442,361	509,412
Time deposits of $100,000 or more	577,622	531,307

Total deposits	12,174,289	11,729,750

Federal funds and repurchase agreements	1,607,294	2,157,979
Short-term debt	—	514
Long-term debt	5,745	4,063
Accrued expenses and taxes	131,996	117,916
Other liabilities	42,024	16,523

Total liabilities	13,961,348	14,026,745

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	887,086	736,456
Retained earnings	922,268	834,445
Accumulated other comprehensive income (loss)	16,901	(22,227)
Treasury stock	(279,970)	(377,259)

Total shareholders’ equity	1,601,342	1,226,472

Total liabilities and shareholders’ equity	$15,562,690	$15,253,217

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Interest Income
Loans	$60,309	$56,615	$119,209	$111,335
Securities:
Taxable interest	19,021	18,841	37,982	37,305
Tax-exempt interest	9,798	10,118	19,705	19,877

Total securities income	28,819	28,959	57,687	57,182
Federal funds and resell agreements	46	40	79	64
Interest-bearing due from banks	466	330	1,589	1,000
Trading securities	149	268	272	533

Total interest income	89,789	86,212	178,836	170,114

Interest Expense
Deposits	3,092	3,333	6,151	7,125
Federal funds and repurchase agreements	454	491	935	1,058
Other	73	61	135	121

Total interest expense	3,619	3,885	7,221	8,304

Net interest income	86,170	82,327	171,615	161,810
Provision for loan losses	5,000	5,000	9,500	7,000

Net interest income after provision for loan losses	81,170	77,327	162,115	154,810

Noninterest Income
Trust and securities processing	73,357	63,486	144,920	125,798
Trading and investment banking	6,409	5,423	10,732	12,532
Service charges on deposits	20,627	20,882	42,185	42,405
Insurance fees and commissions	732	1,236	1,335	2,198
Brokerage fees	3,075	2,886	4,890	5,832
Bankcard fees	17,185	16,032	32,808	32,470
Gains on sale of securities available for sale, net	2,569	1,519	4,039	7,412
Equity earnings on alternative investments	3,462	—	5,992	—
Other	6,585	2,121	10,064	5,954

Total noninterest income	134,001	113,585	256,965	234,601

Noninterest Expense
Salaries and employee benefits	89,532	83,566	178,413	167,268
Occupancy, net	9,705	9,273	19,410	19,160
Equipment	12,920	11,873	25,583	23,807
Supplies and services	5,554	5,362	10,191	9,849
Marketing and business development	6,307	5,705	10,909	9,977
Processing fees	14,817	14,293	28,468	28,383
Legal and consulting	4,632	4,844	8,004	8,445
Bankcard	4,997	4,709	8,685	9,257
Amortization of intangible assets	3,074	3,354	6,176	6,809
Regulatory fees	2,709	2,484	5,225	4,395
Contingency reserve	5,272	—	20,272	—
Other	6,992	4,848	17,416	13,339

Total noninterest expense	166,511	150,311	338,752	300,689
Income before income taxes	48,660	40,601	80,328	88,722
Income tax provision	13,988	10,672	22,243	23,852

Net income	$34,672	$29,929	$58,085	$64,870

Per Share Data
Net income – basic	$0.77	$0.75	$1.30	$1.62
Net income – diluted	0.76	0.74	1.28	1.61
Dividends	0.225	0.215	0.450	0.430
Weighted average shares outstanding	44,823,370	39,966,869	44,782,944	39,924,423

Statements of Consolidated Comprehensive Income (Loss)	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net Income	$34,672	$29,929	$58,085	$64,870
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on securities:
Change in unrealized holding gains (losses), net	50,910	(136,367)	83,369	(163,415)
Less: Reclassifications adjustment for gains included in net income	(2,569)	(1,519)	(4,039)	(7,412)

Change in unrealized gains (losses) on securities during the period	48,341	(137,886)	79,330	(170,827)
Income tax (benefit) expense	(18,143)	52,087	(29,789)	63,012

Other comprehensive income (loss)	30,198	(85,799)	49,541	(107,815)

Comprehensive income (loss)	$64,870	$(55,870)	$107,626	$(42,945)

Consolidated Statements of Shareholders’ Equity	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income (Loss)	Stock	Total
Balance – January 1, 2013	$55,057	$732,069	$787,015	$85,588	$(380,384)	$1,279,345
Total comprehensive income (loss)	—	—	64,870	(107,815)	—	(42,945)
Cash dividends ($0.43 per share)	—	—	(17,440)	—	—	(17,440)
Purchase of treasury stock	—	—	—	—	(1,750)	(1,750)
Issuance of equity awards	—	(2,466)	—	—	2,916	450
Recognition of equity based compensation	—	4,096	—	—	—	4,096
Net tax benefit related to equity compensation plans	—	503	—	—	—	503
Sale of treasury stock	—	198	—	—	104	302
Exercise of stock options	—	2,056	—	—	1,855	3,911

Balance – June 30, 2013	$55,057	$736,456	$834,445	$(22,227)	$(377,259)	$1,226,472

Balance – January 1, 2014	$55,057	$882,407	$884,630	$(32,640)	$(283,389)	$1,506,065
Total comprehensive income	—	—	58,085	49,541	—	107,626
Cash dividends ($0.45 per share)	—	—	(20,447)	—	—	(20,447)
Purchase of treasury stock	—	—	—	—	(3,165)	(3,165)
Issuance of equity awards	—	(3,395)	—	—	3,865	470
Recognition of equity based compensation	—	4,733	—	—	—	4,733
Net tax benefit related to equity compensation plans	—	1,202	—	—	—	1,202
Sale of treasury stock	—	300	—	—	159	459
Exercise of stock options	—	1,839	—	—	2,560	4,399

Balance – June 30, 2014	$55,057	$887,086	$922,268	$16,901	$(279,970)	$1,601,342

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis) (unaudited, dollars in thousands)

	Three Months Ended June 30,
	2014		2013
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$6,897,840	3.51%	$6,158,821	3.69%
Securities:
Taxable	4,836,080	1.58	4,978,109	1.52
Tax-exempt	2,104,368	2.88	2,113,009	2.97

Total securities	6,940,448	1.97	7,091,118	1.95
Federal funds and resell agreements	32,692	0.56	28,524	0.56
Interest-bearing due from banks	619,094	0.30	432,588	0.31
Trading securities	36,785	1.80	66,482	1.79

Total earning assets	14,526,859	2.63	13,777,533	2.67
Allowance for loan losses	(75,929)		(70,004)
Other assets	1,167,262		1,167,899

Total assets	$15,618,192		$14,875,428

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$7,126,614	0.17%	$6,943,399	0.19%
Federal funds and repurchase agreements	1,592,986	0.11	1,848,118	0.11
Borrowed funds	5,771	5.07	4,592	5.33

Total interest-bearing liabilities	8,725,371	0.17	8,796,109	0.18
Noninterest-bearing demand deposits	5,152,980		4,636,240
Other liabilities	154,229		153,227
Shareholders’ equity	1,585,612		1,289,852

Total liabilities and shareholders’ equity	$15,618,192		$14,875,428

Net interest spread		2.46%		2.49%
Net interest margin		2.53		2.56

	Six Months Ended June 30,
	2014		2013
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$6,788,991	3.54%	$5,987,788	3.75%
Securities:
Taxable	4,861,475	1.58	4,925,312	1.53
Tax-exempt	2,107,119	2.90	2,054,141	3.02

Total securities	6,968,594	1.98	6,979,453	1.97
Federal funds and resell agreements	29,939	0.53	23,858	0.54
Interest-bearing due from banks	1,154,811	0.28	701,282	0.29
Trading securities	37,682	1.63	62,048	1.92

Total earning assets	14,980,017	2.55	13,754,429	2.65
Allowance for loan losses	(75,466)		(70,750)
Other assets	1,160,124		1,145,799

Total assets	$16,064,675		$14,829,478

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$7,545,182	0.16%	$6,980,728	0.21%
Federal funds and repurchase agreements	1,630,169	0.12	1,761,074	0.12
Borrowed funds	5,738	4.74	4,989	4.89

Total interest-bearing liabilities	9,181,089	0.16	8,746,791	0.19
Noninterest-bearing demand deposits	5,160,206		4,631,425
Other liabilities	156,608		165,117
Shareholders’ equity	1,566,772		1,286,145

Total liabilities and shareholders’ equity	$16,064,675		$14,829,478

Net interest spread		2.39%		2.46%
Net interest margin		2.45		2.53

SECOND QUARTER 2014
FINANCIAL HIGHLIGHTS	UMB Financial Corporation
(unaudited, dollars in thousands, except share and per share data)

Six Months Ended June 30	2014	2013
Net interest income	$171,615	$161,810
Provision for loan losses	9,500	7,000
Noninterest income	256,965	234,601
Noninterest expense	338,752	300,689
Income before income taxes	80,328	88,722
Net income	58,085	64,870
Net income per share - Basic	1.30	1.62
Net income per share - Diluted	1.28	1.61
Return on average assets	0.73%	0.88%
Return on average equity	7.48%	10.17%

Three Months Ended June 30
Net interest income	$86,170	$82,327
Provision for loan losses	5,000	5,000
Noninterest income	134,001	113,585
Noninterest expense	166,511	150,311
Income before income taxes	48,660	40,601
Net income	34,672	29,929
Net income per share - Basic	0.77	0.75
Net income per share - Diluted	0.76	0.74
Return on average assets	0.89%	0.81%
Return on average equity	8.77%	9.31%

At June 30
Assets	$15,562,690	$15,253,217
Loans, net of unearned interest	6,920,683	6,338,921
Securities	7,033,433	7,178,637
Deposits	12,174,289	11,729,750
Shareholders’ equity	1,601,342	1,226,472
Book value per share	35.21	30.20
Market price per share	63.39	55.67
Equity to assets	10.29%	8.04%
Allowance for loan losses	$76,802	$71,647
As a % of loans	1.11%	1.13%
Nonaccrual and restructured loans	$27,175	$25,489
As a % of loans	0.39%	0.40%
Loans over 90 days past due	$4,522	$4,013
As a % of loans	0.07%	0.06%
Other real estate owned	$1,455	$3,573
Net loan charge-offs quarter-to-date	$3,713	$3,234
As a % of average loans	0.22%	0.21%
Net loan charge-offs year-to-date	$7,449	$6,779
As a % of average loans	0.22%	0.23%
Common shares outstanding	45,475,197	40,610,316

Average Balances
Six Months Ended June 30
Assets	$16,064,675	$14,829,478
Loans, net of unearned interest	6,788,991	5,987,788
Securities	7,006,276	7,041,501
Deposits	12,705,388	11,612,153
Shareholders’ equity	1,566,772	1,286,145

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)

	Three Months Ended June 30, 2014
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$72,481	$12,390	$(1)	$1,300	$86,170
Provision for loan losses	2,686	2,314	—	—	5,000
Noninterest income	56,006	21,219	33,999	22,777	134,001
Noninterest expense	100,928	24,603	22,111	18,869	166,511

Income before taxes	24,873	6,692	11,887	5,208	48,660
Income tax expense	7,211	1,910	3,375	1,492	13,988

Net income	$17,662	$4,782	$8,512	$3,716	$34,672

Average assets	$12,008,000	$2,148,000	$69,000	$1,393,000	$15,618,000

	Three Months Ended June 30, 2013
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$70,558	$11,192	$(10)	$587	$82,327
Provision for loan losses	1,628	3,372	—	—	5,000
Noninterest income	46,436	18,640	29,155	19,354	113,585
Noninterest expense	92,540	21,850	18,856	17,065	150,311

Income before taxes	22,826	4,610	10,289	2,876	40,601
Income tax expense	6,035	1,203	2,708	726	10,672

Net income	$16,791	$3,407	$7,581	$2,150	$29,929

Average assets	$11,201,000	$1,793,000	$80,000	$1,801,000	$14,875,000

	Six Months Ended June 30, 2014
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$143,602	$24,778	$(3)	$3,238	$171,615
Provision for loan losses	5,112	4,388	—	—	9,500
Noninterest income	103,425	41,453	68,094	43,993	256,965
Noninterest expense	208,671	45,631	47,998	36,452	338,752

Income before taxes	33,244	16,212	20,093	10,779	80,328
Income tax expense	9,242	4,485	5,523	2,993	22,243

Net income	$24,002	$11,727	$14,570	$7,786	$58,085

Average assets	$12,204,000	$2,023,000	$71,000	$1,767,000	$16,065,000

	Six Months Ended June 30, 2013
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$137,818	$22,740	$(10)	$1,262	$161,810
Provision for loan losses	1,937	5,063	—	—	7,000
Noninterest income	99,184	38,077	57,708	39,632	234,601
Noninterest expense	184,076	41,968	37,700	36,945	300,689

Income before taxes	50,989	13,786	19,998	3,949	88,722
Income tax expense	13,740	3,737	5,376	999	23,852

Net income	$37,249	$10,049	$14,622	$2,950	$64,870

Average assets	$11,294,000	$1,726,000	$78,000	$1,731,000	$14,829,000